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                                                                    EXHIBIT 23.2

                                      KPMG

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the use of our auditor's report dated March 21, 1997 on the combined balance sheet of certain subsidiaries of Loewen Group International, Inc. as of November 18, 1996 and the combined statements of operations and cash flows for the period from January 1, 1996 to November 18, 1996, included in or made part of Form 10-K of Rose Hills Company and Subsidiaries for the year ended December 31, 1997.

                                          /s/ KPMG

KPMG
Chartered Accountants
Vancouver, Canada
March 26, 1998